Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports First Quarter Results
Revenue $1.4 Billion, Earnings per Share $0.37
Consumer Money Transfer Business Continues Rebound; Transactions Grow 9%
2014 Full Year Financial Outlook Affirmed

_________________________________________________________

Englewood, Colo., May 1, 2014 - The Western Union Company (NYSE: WU) today reported financial results for the 2014 first quarter. The Company also affirmed its full year financial outlook, which was previously provided on February 11, 2014.

The Company continues to focus on executing strategies to strengthen the consumer money transfer business, with an emphasis on digital expansion; to drive growth in Business Solutions; and to generate and deploy strong cash flow for shareholders.

In the first quarter, revenues increased 2% compared to the prior year period, or 4% on a constant currency basis.

Consumer-to-Consumer (C2C) revenues increased 3%, or 4% constant currency, while transactions increased 9%. Transaction growth continued to benefit from the previously implemented pricing actions in key corridors, as well as strong performance from westernunion.com online money transfer. Westernunion.com C2C transactions increased 55% in the quarter, and revenue increased 45%. Electronic channels, which include westernunion.com, account based money transfer through banks, and mobile money transfer, represented 6% of total Company revenues in the quarter.

Consumer-to-Business (C2B) revenues declined 4%, or increased 7% constant currency. The differential between reported and constant currency revenue changes in C2B was primarily the result of devaluation of the Argentine peso.

Western Union Business Solutions revenues increased 7%, or 10% on a constant currency basis, marking the third consecutive quarter of double digit constant currency revenue growth for the segment.

“We are pleased with the improved trends in our business,” said President and Chief Executive Officer Hikmet Ersek. “Our core money transfer business continued to rebound, and key growth areas such as westernunion.com and Western Union Business Solutions delivered strong performance. Financial results were on track with our full year outlook, and once again we were able to return significant funds to our shareholders, with nearly $250 million of share repurchases and dividends in the quarter.”

GAAP operating margin was 20.1% in the first quarter, which compares to 22.4% in the first quarter of 2013. The margin decline from prior year is primarily due to increases in C2C retail commission rates, higher compliance expenses, and C2B mix, partially offset by benefits from cost savings initiatives and lower integration costs.

Earnings per share were $0.37 both in the 2014 first quarter and in the prior year period.

First quarter cash flow from operating activities totaled approximately $197 million. The Company returned $248 million to shareholders in the quarter, consisting of $180 million of share repurchases and $68 million of dividends.

2014 Full Year Outlook

The Company affirms its full year outlook for 2014 provided on February 11:

Revenue

•	Low to mid-single digit constant currency revenue increase

•	Flat to low single digit GAAP revenue growth, which reflects expected negative currency impact from certain emerging market countries

Operating Profit Margins

•	GAAP operating margin in a range of 19% to 20%

•	Compliance related expenses are expected to total approximately 3.5% to 4.0% of revenue in 2014

Earnings per Share

•	GAAP EPS in a range of $1.40 to $1.50

Cash Flow

•
Cash flow from operating activities of approximately $900 million, or $1 billion excluding $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service (IRS Agreement) in December 2011

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2014 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 7734964.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through May 15, 2014, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 10043628. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2013. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including those related to interruptions in migration patterns; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers, electronic and Internet providers, and digital currencies; the pricing of our services and any pricing reductions, and their impact on consumer demand for our services and our financial results; our ability to adopt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; increased costs or loss of business due to difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover, our investments or amounts payable to us; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other government authorities; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of March 31, 2014, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs. In 2013, The Western Union Company completed 242 million consumer-to-consumer transactions worldwide, moving $82 billion of principal between consumers, and 459 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q13	2Q13	3Q13	4Q13	FY2013	1Q14
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(5)%	(3)%	(1)%	0%	(2)%	2%
Consolidated revenues (constant currency) - YoY % change	a	(4)%	(2)%	0%	1%	(1)%	4%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(7)%	(4)%	(2)%	(1)%	(3)%	3%
Revenues (constant currency) - YoY % change	c	(6)%	(3)%	(1)%	0%	(3)%	4%
Operating margin		25.4%	23.2%	24.0%	20.5%	23.2%	22.9%

Transactions (in millions)		55.44	60.26	62.45	64.19	242.34	60.24
Transactions - YoY % change		(2)%	3%	9%	9%	5%	9%

Total principal ($ - billions)		$18.9	$20.5	$21.1	$21.5	$82.0	$20.3
Principal per transaction ($ - dollars)		$341	$340	$339	$335	$338	$338
Principal per transaction - YoY % change		(1)%	(1)%	(1)%	(2)%	(1)%	(1)%
Principal per transaction (constant currency) - YoY % change	d	(1)%	(1)%	(1)%	(2)%	(1)%	0%

Cross-border principal ($ - billions)		$16.9	$18.5	$19.0	$19.5	$73.9	$18.3
Cross-border principal - YoY % change		(3)%	2%	8%	8%	4%	8%
Cross-border principal (constant currency) - YoY % change	e	(3)%	2%	8%	8%	4%	9%

Europe and CIS region revenues - YoY % change	k, l	(6)%	(4)%	(2)%	(2)%	(4)%	1%
Europe and CIS region transactions - YoY % change	k, l	(1)%	3%	7%	7%	4%	10%

North America region revenues - YoY % change	k, m	(15)%	(12)%	(7)%	(2)%	(9)%	1%
North America region transactions - YoY % change	k, m	(7)%	(2)%	5%	6%	0%	4%

Middle East and Africa region revenues - YoY % change	k, n	0%	0%	1%	0%	0%	4%
Middle East and Africa region transactions - YoY % change	k, n	4%	6%	10%	8%	7%	8%

APAC region revenues - YoY % change	k, o	(5)%	(4)%	(3)%	(2)%	(3)%	1%
APAC region transactions - YoY % change	k, o	0%	5%	10%	11%	6%	8%

LACA region revenues - YoY % change	k, p	(7)%	0%	(3)%	(4)%	(3)%	(4)%
LACA region transactions - YoY % change	k, p	(10)%	(3)%	4%	6%	(1)%	6%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q13	2Q13	3Q13	4Q13	FY2013	1Q14
westernunion.com region revenues - YoY % change	k, q	13%	25%	24%	34%	24%	45%
westernunion.com region transactions - YoY % change	k, q	60%	68%	68%	64%	65%	55%

International revenues - YoY % change	r	(2)%	0%	0%	(1)%	(1)%	1%
International transactions - YoY % change	r	1%	6%	10%	10%	7%	9%
International revenues - % of C2C segment revenues	r	72%	72%	73%	73%	73%	71%

United States originated revenues - YoY % change	s	(17)%	(13)%	(7)%	0%	(9)%	6%
United States originated transactions - YoY % change	s	(5)%	(1)%	7%	9%	2%	8%
United States originated revenues - % of C2C segment revenues	s	28%	28%	27%	27%	27%	29%

Electronic channels revenues - YoY % change	t	18%	26%	24%	32%	25%	36%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(1)%	2%	3%	(2)%	1%	(4)%
Revenues (constant currency) - YoY % change	f	3%	7%	9%	5%	6%	7%
Operating margin		24.7%	20.5%	19.2%	15.6%	20.0%	20.2%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		7%	6%	6%	8%	7%	7%
Revenues (constant currency) - YoY % change	g	7%	8%	10%	12%	9%	10%
Operating margin		(6.7)%	(7.4)%	(2.8)%	(10.6)%	(6.9)%	(3.6)%
Depreciation and amortization ($ - millions)		$15.3	$15.0	$15.8	$13.5	$59.6	$14.9
TGBP integration expense ($ - millions)	u	$3.9	$6.2	$3.8	$5.4	$19.3	$—

% of Total Company Revenue
Consumer-to-Consumer segment revenues		79%	80%	80%	81%	80%	80%
Consumer-to-Business segment revenues		12%	11%	11%	10%	11%	11%
Business Solutions segment revenues		7%	7%	7%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	k, l	21%	21%	21%	22%	21%	21%
North America revenues	k, m	19%	19%	19%	18%	19%	19%
Middle East and Africa revenues	k, n	16%	16%	16%	16%	16%	16%
APAC revenues	k, o	12%	12%	12%	12%	12%	12%
LACA revenues	k, p	8%	9%	9%	9%	9%	8%
westernunion.com revenues	k, q	3%	3%	3%	4%	3%	4%
Electronic channels revenues	t	4%	4%	5%	5%	5%	6%

* See page 12 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013	% Change
Revenues:
Transaction fees	$987.9	$978.0	1%
Foreign exchange revenues	329.3	312.4	5%
Other revenues	33.6	35.0	(4)%
Total revenues	1,350.8	1,325.4	2%
Expenses:
Cost of services	797.2	759.4	5%
Selling, general and administrative	281.6	269.1	5%
Total expenses	1,078.8	1,028.5	5%
Operating income	272.0	296.9	(8)%
Other income/(expense):
Interest income	4.7	0.4	(a)
Interest expense	(47.6)	(48.9)	(3)%
Derivative gains/(losses), net	(0.6)	0.5	(a)
Other income/(expense), net	(1.1)	1.3	(a)
Total other expense, net	(44.6)	(46.7)	(4)%
Income before income taxes	227.4	250.2	(9)%
Provision for income taxes	24.4	38.2	(36)%
Net income	$203.0	$212.0	(4)%
Earnings per share:
Basic	$0.37	$0.37	0%
Diluted	$0.37	$0.37	0%
Weighted-average shares outstanding:
Basic	545.9	567.6
Diluted	549.2	569.7

Cash dividends declared per common share	$0.125	$0.125	0%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents (a)	$1,694.0	$2,073.1
Settlement assets	3,515.9	3,270.4
Property and equipment, net of accumulated depreciation of
$438.6 and $428.6, respectively	214.0	209.9
Goodwill	3,170.6	3,172.0
Other intangible assets, net of accumulated amortization of
$714.5 and $672.3, respectively	833.5	833.8
Other assets	494.6	562.1
Total assets	$9,922.6	$10,121.3
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$574.4	$638.9
Settlement obligations	3,515.9	3,270.4
Income taxes payable	221.7	216.9
Deferred tax liability, net	307.2	319.2
Borrowings	3,844.1	4,213.0
Other liabilities	391.6	358.2
Total liabilities	8,854.9	9,016.6

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
538.9 shares and 548.8 shares issued and outstanding as of
March 31, 2014 and December 31, 2013, respectively	5.4	5.5
Capital surplus	405.2	390.9
Retained earnings	827.1	877.3
Accumulated other comprehensive loss	(170.0)	(169.0)
Total stockholders' equity	1,067.7	1,104.7
Total liabilities and stockholders' equity	$9,922.6	$10,121.3

__________
(a) Approximately $1.0 billion was held by entities outside of the United States as of March 31, 2014.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$203.0	$212.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.3	15.4
Amortization	50.9	47.5
Other non-cash items, net	(5.3)	9.3
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(12.0)	(10.4)
Accounts payable and accrued liabilities	(65.1)	(36.1)
Income taxes payable	10.0	7.3
Other liabilities	(1.0)	(7.7)
Net cash provided by operating activities	196.8	237.3
Cash Flows From Investing Activities
Capitalization of contract costs	(16.6)	(11.8)
Capitalization of purchased and developed software	(10.8)	(8.8)
Purchases of property and equipment	(18.2)	(17.3)
Acquisition of business	(10.2)	—
Proceeds from sale of non-settlement related investments	100.2	—
Net cash provided by/(used in) investing activities	44.4	(37.9)
Cash Flows From Financing Activities
Proceeds from exercise of options	3.0	1.7
Cash dividends paid	(67.6)	(70.3)
Common stock repurchased	(185.7)	(190.2)
Net proceeds from commercial paper	130.0	—
Principal payments on borrowings	(500.0)	(300.0)
Net cash used in financing activities	(620.3)	(558.8)
Net change in cash and cash equivalents	(379.1)	(359.4)
Cash and cash equivalents at beginning of period	2,073.1	1,776.5
Cash and cash equivalents at end of period	$1,694.0	$1,417.1

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2014	2013	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$825.6	$809.6	2%
Foreign exchange revenues	236.0	225.6	5%
Other revenues	15.9	15.0	6%
Total Consumer-to-Consumer	1,077.5	1,050.2	3%
Consumer-to-Business (C2B):
Transaction fees	140.7	145.8	(3)%
Foreign exchange and other revenues	6.5	7.9	(18)%
Total Consumer-to-Business	147.2	153.7	(4)%
Business Solutions (B2B):
Foreign exchange revenues	90.4	84.0	8%
Transaction fees and other revenues	9.0	8.8	2%
Total Business Solutions	99.4	92.8	7%
Other:
Total revenues	26.7	28.7	(7)%
Total consolidated revenues	$1,350.8	$1,325.4	2%
Operating income/(loss):
Consumer-to-Consumer	$247.0	$267.1	(8)%
Consumer-to-Business	29.8	37.9	(21)%
Business Solutions (a)	(3.6)	(6.2)	(b)
Other	(1.2)	(1.9)	(b)
Total consolidated operating income	$272.0	$296.9	(8)%
Operating income/(loss) margin:
Consumer-to-Consumer	22.9%	25.4%	(2.5)%
Consumer-to-Business	20.2%	24.7%	(4.5)%
Business Solutions	(3.6)%	(6.7)%	3.1%
Total consolidated operating income margin	20.1%	22.4%	(2.3)%
Depreciation and amortization:
Consumer-to-Consumer	$46.8	$41.9	12%
Consumer-to-Business	4.0	3.8	5%
Business Solutions	14.9	15.3	(3)%
Other	1.5	1.9	(21)%
Total consolidated depreciation and amortization	$67.2	$62.9	7%

__________
(a)	Business Solutions operating loss includes TGBP integration expense of $3.9 million for the three months ended March 31, 2013.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts.

		1Q13	2Q13	3Q13	4Q13	FY2013	1Q14
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,325.4	$1,385.9	$1,408.8	$1,421.9	$5,542.0	$1,350.8
	Foreign currency translation impact (h)	12.3	14.9	19.2	23.9	70.3	32.5
	Revenues, constant currency adjusted	$1,337.7	$1,400.8	$1,428.0	$1,445.8	$5,612.3	$1,383.3
	Prior year revenues, as reported (GAAP)	$1,393.4	$1,425.1	$1,421.6	$1,424.7	$5,664.8	$1,325.4
	Revenue change, as reported (GAAP)	(5)%	(3)%	(1)%	0%	(2)%	2%
	Revenue change, constant currency adjusted	(4)%	(2)%	0%	1%	(1)%	4%

(b)	Operating income, as reported (GAAP)	$296.9	$276.8	$295.3	$238.4	$1,107.4	$272.0
	Reversal of depreciation and amortization (i)	62.9	66.4	68.6	64.9	262.8	67.2
	EBITDA (i)	$359.8	$343.2	$363.9	$303.3	$1,370.2	$339.2
	Operating income margin, as reported (GAAP)	22.4%	20.0%	21.0%	16.8%	20.0%	20.1%
	EBITDA margin	27.1%	24.8%	25.8%	21.3%	24.7%	25.1%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q13	2Q13	3Q13	4Q13	FY2013	1Q14
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,050.2	$1,108.8	$1,128.1	$1,146.5	$4,433.6	$1,077.5
	Foreign currency translation impact (h)	6.1	6.1	7.2	10.2	29.6	12.5
	Revenues, constant currency adjusted	$1,056.3	$1,114.9	$1,135.3	$1,156.7	$4,463.2	$1,090.0
	Prior year revenues, as reported (GAAP)	$1,124.6	$1,155.0	$1,151.5	$1,153.2	$4,584.3	$1,050.2
	Revenue change, as reported (GAAP)	(7)%	(4)%	(2)%	(1)%	(3)%	3%
	Revenue change, constant currency adjusted	(6)%	(3)%	(1)%	0%	(3)%	4%

(d)	Principal per transaction, as reported ($ - dollars)	$341	$340	$339	$335	$338	$338
	Foreign currency translation impact (h) ($ - dollars)	—	1	—	—	1	2
	Principal per transaction, constant currency adjusted ($ - dollars)	$341	$341	$339	$335	$339	$340
	Prior year principal per transaction, as reported ($ - dollars)	$346	$344	$342	$341	$343	$341
	Principal per transaction change, as reported	(1)%	(1)%	(1)%	(2)%	(1)%	(1)%
	Principal per transaction change, constant currency adjusted	(1)%	(1)%	(1)%	(2)%	(1)%	0%

(e)	Cross-border principal, as reported ($ - billions)	$16.9	$18.5	$19.0	$19.5	$73.9	$18.3
	Foreign currency translation impact (h) ($ - billions)	0.1	—	—	—	0.1	0.1
	Cross-border principal, constant currency adjusted ($ - billions)	$17.0	$18.5	$19.0	$19.5	$74.0	$18.4
	Prior year cross-border principal, as reported ($ - billions)	$17.5	$18.2	$17.6	$18.0	$71.3	$16.9
	Cross-border principal change, as reported	(3)%	2%	8%	8%	4%	8%
	Cross-border principal change, constant currency adjusted	(3)%	2%	8%	8%	4%	9%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q13	2Q13	3Q13	4Q13	FY2013	1Q14
	Consumer-to-Business Segment
(f)	Revenues, as reported (GAAP)	$153.7	$153.0	$152.3	$149.5	$608.5	$147.2
	Foreign currency translation impact (h)	5.9	7.2	8.3	10.2	31.6	16.6
	Revenues, constant currency adjusted	$159.6	$160.2	$160.6	$159.7	$640.1	$163.8
	Prior year revenues, as reported (GAAP)	$155.1	$149.4	$147.3	$152.1	$603.9	$153.7
	Revenue change, as reported (GAAP)	(1)%	2%	3%	(2)%	1%	(4)%
	Revenue change, constant currency adjusted	3%	7%	9%	5%	6%	7%

	Business Solutions Segment
(g)	Revenues, as reported (GAAP)	$92.8	$98.3	$101.6	$100.2	$392.9	$99.4
	Foreign currency translation impact (h)	0.2	1.2	3.5	3.1	8.0	2.7
	Revenues, constant currency adjusted	$93.0	$99.5	$105.1	$103.3	$400.9	$102.1
	Prior year revenues, as reported (GAAP)	$86.9	$92.5	$95.4	$92.6	$367.4	$92.8
	Revenue change, as reported (GAAP)	7%	6%	6%	8%	7%	7%
	Revenue change, constant currency adjusted	7%	8%	10%	12%	9%	10%

	2014 Outlook Metrics
	Operating cash flow (GAAP)	$900
	Payments on IRS Agreement (j)	100
	Operating cash flow, IRS Agreement adjusted	$1,000

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(h)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(i)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(j)
Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003.

Other notes:
(k)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to that business.

(l)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(m)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(n)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(o)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(p)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(q)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(r)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(s)	Represents transactions originated in the United States, including intra-country transactions.
(t)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(u)
TGBP integration expense consists of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.